Exhibit 10.10
SUTURA INC.
CONVERTIBLE PROMISSORY NOTE

September 20, 2002 $1,000,000.00	Fountain Valley, California
     FOR VALUE RECEIVED, the undersigned, SUTURA, INC., a Delaware corporation (the “Payor” or the “Company”), having its executive office and principal place of business at 17080 Newhope St., Fountain Valley, California 92708, hereby promises to pay to Getz Bros. & Co., Inc. (“Holder” or the “Distributor”), a Delaware corporation, having its executive office and principal place of business located at 225 West Washington Street, Suite 1900, Chicago, IL 60606 (or at such other place Holder shall hereafter direct by notice in writing to Payor), the sum of One Million Dollars ($1,000,000.00) in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts. The outstanding principal balance of this Note shall be due and payable on the date, which is 12 months from the date of notice of election not to exercise the Distribution Option or the termination or expiration of the Termination Option as described in the Option and Distribution Agreement between the parties dated September 20, 2002 (the “Maturity Date”).
     1. Payment
          1.1 The principal amount of the Note less any amount that may have been credited toward advance purchase of Products as described in the Option and Distribution Agreement, shall be payable in full on the Maturity Date.
          1.2 All advances of Products as described in the Option and Distribution Agreement to Holder constitute cash payments made by the Payor on this Note and shall be applied to the reduction of the unpaid principal balance of this Note.
          1.3 In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of California, the time for payment of such amount shall be extended to the next succeeding business day.
     2. Replacement of Note.
          In case this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute, register and deliver a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen. In the case of such case, Holder shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof. Any replacement Note so issued shall be dated of this Note, shall be in the amount of the principal amount of this Note and in accordance with the terms of the Note.

     3. Prepayment. This Note may be prepaid in whole or in part prior to the Maturity Date.
     4. Covenants of Payor. Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in Part:
          4.1 Payor will do or cause to be done all things necessary to preserve and keep in full force and affect its corporate existence, rights and franchises and comply with all laws applicable to Payor as is counsel may advise.
     5. Conversion.
Subject to the terms and conditions of the Option and Distribution Agreement, this Note shall convert to an “Advanced Payment” for Product, and this Note will terminate at such time. The terms of this Note will be in full force to any unpaid portion of the principal in the event of a cancellation of the Distribution Option as reduced for any Products delivered and in accordance with the terms and conditions of the Option and Distribution Agreement.
     6. Representation and Warranties of the Company. The Company hereby represents and warrants to the Holder that:
          6.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct business as is now being conducted, and is duly qualified to do business and is in good standing in the State of California.
          6.2 Authorization. The Company has full corporate power and authority to execute and deliver this Note, to perform the obligations and covenants set forth herein and to consummate the transactions contemplated hereby. The execution and delivery of this Note and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and this Note has been duly executed and delivered on behalf of the Company.
          6.4 Consents. No consents, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company’s execution and delivery or performance of this Note, except (i) any term or provision of the Certificate of Incorporation or Bylaws of the Company; (ii) any judgment, decree or order of any governmental authority or any material agreement, contract or instrument to which the Company is a party or by which any of its properties is bound; or (iii) any legal requirements applicable to the Company.
     7. Unconditional Obligation: Fees, Waivers, Other.
     This Note may not be modified or discharged (other than by payment or conversion) except by a writing duly executed by Payor and Holder.

     8. Miscellaneous.
          8.1 The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.
          8.2 All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, facsimile transmission, or two business days after being sent by overnight courier, to the address of the intended recipient set forth in the first paragraph of this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.
          8.3 Payor and Holder each agree that this Note, and the respective rights and obligations of Payor and Holder hereunder, shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware without giving effect to any principles of conflict of laws.
          8.4 The parties agree to use their best efforts to resolve any claim or dispute arising out of this Note through negotiation or, upon failure of such negotiations, through such alternative dispute resolution (“ADR”) techniques as they may deem appropriate. However, nothing shall prohibit either party from terminating its participation in ADR if it believes the dispute is not suitable for ADR, or if ADR does not produce results satisfactory to it. If any claim or dispute is not resolved by negotiation or ADR, either party may, upon giving the other party at least fifteen (15) days prior written notice, initiate litigation to resolve the dispute. Each party submits to the exclusive jurisdiction of any state or federal court located in Cook County, Illinois, U.S.A., over any suit, action or proceeding (“Action”) arising out of or relating to this Note or the relationship between the parties. Each party waives any objection to the venue of any Action brought in such court and any claim that the Action has been brought in an inconvenient forum. Each party agrees that a final judgment in any Action brought in such court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it may be subject.
          8.5 This Note shall bind Payor and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. Holder shall have the right to assign all or part of this Note to Getz Bros. Co., Ltd., in which case Holder shall be released from any obligations hereunder with respect to that part or parts of this Note which have been so assigned.
          8.6 This Note shall be part of and subject to the terms and conditions of the Option and Distribution Agreement.
          8.7 If any provisions of this Note is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Note that can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

     IN WITNESS WHEREOF, the Payor has caused this Note to be signed by its duly authorized office and issued as of the date set forth above.

GBTZ BROS. & CO., INC.		SUTURA, INC.
a Delaware corporation		a Delaware corporation

By:	/s/ Ray Simkins	By:	/s/ Anthony A. Nobles

Name: Ray Simkins		Name: Anthony A. Nobles

Title: President [ILLEGIBLE]		Title: PRES./CEO

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